Exhibit 32.1

SECTION 1350 CERTIFICATION

Pursuant to 18 U.S.C. §1350 as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Matinas BioPharma Holdings, Inc. (the “Company”) hereby certifies that to his knowledge and in his capacity that the Company’s quarterly report on Form 10-Q to which this certification is attached (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2026	By:	/s/ Jerome D. Jabbour
	Name:	Jerome D. Jabbour
	Title:	Chairman, Chief Executive Officer, President and Interim Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

This certification shall not be deemed “filed” for any purpose, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act. A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Matinas BioPharma Holdings, Inc. and will be retained by Matinas BioPharma Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.